UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2006

Sipex Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27892	04-6135748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

233 South Hillview Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-934-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 13, 2006, Sipex Corporation ("Sipex") announced a plan to reduce its workforce by approximately 75 employees. This reduction is a part of a strategic restructuring plan that was implemented in response to Sipex’s transition to a fabless semiconductor company and in an effort to reduce operating expenses and improve Sipex’s cost structure. The reduction in workforce is expected to be completed by February 15, 2007.

The costs associated with this reduction will consist of a one-time termination charge of approximately $900,000 that will be reflected in Sipex’s results of operations for the fourth quarter ending December 30, 2006.

Safe Harbor Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements including forward-looking statements regarding Sipex's anticipated reduction in workforce, its restructuring plans (including the anticipated costs and timing of such actions) and its cost structure. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include problems or delays in reducing the cost structure of the company and the Sipex’s inability to achieve the anticipated benefits of restructuring. For further discussion of these risks and uncertainties, we refer you to the documents Sipex files with the SEC from time to time, including Sipex's Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports on Form 10-Q for the quarter ended April 1, 2006, July 1, 2006 and September 30, 2006. All forward-looking statements are made as of today, and Sipex disclaims any duty to update such statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sipex Corporation

December 19, 2006	By:	Clyde R. Wallin

Name: Clyde R. Wallin
Title: Chief Financial Officer and Senior VP of Finance